UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

TRUNITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

230 Commerce Way
Portsmouth, New Hampshire 03801
(Address of principal executive offices, including zip code)

(866) 723-4114
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Trunity Holdings,” “Trunity,” the “Company,” “us,” “our” or “we” are to Trunity Holdings, Inc.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2013, Les Anderton was appointed to serve as a Director of Trunity Holdings, Inc.

As a Co-Founder and former Executive Vice President of Finance of Trunity, Mr. Anderton has already played a significant role in the Company’s corporate structuring and previous capital formation activities.  He brings to Trunity over 40 years’ experience in sales, marketing, corporate finance and mergers and acquisitions.

Mr. Anderton began his career with the Lever Brothers Company in New York, where he was Sales Plans Development Manager in the Personal Products Division.  He left Lever Brothers to pursue a career on Wall Street.  He earned distinction as an investment banker for, among others, John Hancock, Covey & Company, and currently Wilson-Davis & Company, Salt Lake City.  Mr. Anderton has compiled significant financial analysis expertise in a broad range of industries, including technology, energy, healthcare and real estate, and as an active individual investor and due diligence manager for Alternative Investments at Wilson-Davis.  With professional designations of CLU and ChFC, he also holds several securities licenses, including Series 7, Series 24, Series 27 and Series 63.

Item 7.01 Regulation FD Disclosure.

On January 7, 2014, the Company issued a press release announcing the appointment of Mr. Anderton as a new Director.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished as part of this report.

Exhibit 99.1   News Release of the Company, dated January 7, 2014 and titled “Trunity Holdings Appoints Les Anderton to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNITY HOLDINGS, INC.
Dated: January 7, 2014	By:	/s/ Nicole Fernandez-McGovern
Chief Financial Officer